UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 30, 2021

RLJ LODGING TRUST

(Exact Name of Registrant as Specified in Charter)

Maryland	001-35169	27-4706509
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3 Bethesda Metro Center

Suite 1000

Bethesda, MD 20814

(Address of Principal Executive Offices, and Zip Code)

(301) 280-7777

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of beneficial interest, par value $0.01 per share	RLJ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

RLJ Lodging Trust 2021 Equity Incentive Plan

As described below in Item 5.07 of this Current Report on Form 8-K, on April 30, 2021, at the Annual Meeting (as defined below), the shareholders of RLJ Lodging Trust (the “Company”) approved the RLJ Lodging Trust 2021 Equity Incentive Plan (the “2021 Plan”), which will replace the RLJ Lodging Trust 2015 Equity Incentive Plan (the “2015 Plan”).  The Board of Trustees of the Company (the “Board”) approved the 2021 Plan on March 22, 2021 (the “Effective Date”).

Term. The 2021 Plan terminates automatically ten years after the Effective Date, unless it is earlier terminated by the committee of the Board designated by the Board to administer the 2021 Plan.

Eligibility. Awards may be granted under the 2021 Plan to any employee, officers, trustee, consultant, adviser (who is a natural person) currently providing services to the Company or its affiliates.

Awards. The following types of awards may be made under the 2021 Plan, subject to limitations set forth in the 2021 Plan:

•	Options, which may be either incentive share options or nonqualified share options;
•	Share appreciation rights;
•	Restricted shares;
•	Unrestricted shares;
•	Share units;
•	Dividend equivalent rights;
•	Performance awards;
•	Long-term incentive awards or “LTIP Units”;
•	Other equity-based awards; or
•	Cash.

Shares Available for Issuance. Subject to adjustment as provided in the 2021 Plan, the maximum number of common shares of the Company that are available for issuance under the 2021 Plan will be equal to the sum of (i) 5,150,000 shares, plus (ii) the number of shares available for future awards under the 2015 Plan as of the Effective Date, plus (iii) the number of shares related to awards outstanding under the 2015 Plan and the RLJ Lodging Trust 2011 Equity Incentive Plan as of the Effective Date that thereafter terminate by expiration or forfeiture, cancellation, or otherwise without the issuance of such shares.

A description of the material terms of the 2021 Plan is set forth in Proposal 4 contained in the Company’s Definitive Proxy Statement for the Annual Meeting filed with the Securities and Exchange Commission (the “SEC”) on March 30, 2021.  The above description of certain terms of the 2021 Plan is qualified in all respects by the full text of the 2021 Plan, which the Company will file as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending June 30, 2021. Copies of the forms of restricted shares agreement and performance share unit agreement will also be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2021.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On April 30, 2021, the Company held its 2021 Annual Meeting of Shareholders (the “Annual Meeting”) at which (i) trustees were elected, (ii) the appointment of PricewaterhouseCoopers LLP (“PWC”), the Company’s independent registered public accounting firm, for the fiscal year ending December 31, 2021 was ratified, (iii) the compensation program for the Company’s named executive officers was approved in an advisory vote and (iv) the 2021 Plan was approved. The proposals are described in detail in the Company’s Proxy Statement for the Annual Meeting, which was filed with the Securities and Exchange Commission on March 30, 2021. The final results for the votes regarding each proposal are set forth below.

Election of Trustees

The following persons were duly elected as trustees of the Company until the 2022 Annual Meeting of Shareholders or until their successors are duly elected and qualified: Robert L. Johnson, Leslie D. Hale, Evan Bayh, Arthur R. Collins, Nathaniel A. Davis, Patricia L. Gibson, Robert M. La Forgia, Robert J. McCarthy and Glenda G. McNeal. The table below sets forth the voting results for each trustee nominee:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Robert L. Johnson	138,947,005	4,158,458	13,128	9,689,368
Leslie D. Hale	142,851,437	152,386	114,768	9,689,368
Evan Bayh	140,959,824	2,039,825	118,942	9,689,368
Arthur R. Collins	142,014,300	984,387	119,904	9,689,368
Nathaniel A. Davis	135,692,862	7,415,851	9,878	9,689,368
Patricia L. Gibson	142,580,356	432,927	114,308	9,689,368
Robert M. La Forgia	142,517,310	481,676	119,605	9,689,368
Robert J. McCarthy	142,442,266	556,153	120,172	9,689,368
Glenda G. McNeal	142,275,440	683,733	159,418	9,689,368

Ratification of PWC as the Company’s independent registered public accounting firm

At the Annual Meeting, the Company’s shareholders ratified the appointment of PWC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021. The table below sets forth the voting results for this proposal:

Votes For	Votes Against	Abstentions	Broker Non-Votes
151,170,746	1,620,827	16,386	0

Advisory Vote to Approve Named Executive Officer Compensation

At the Annual Meeting, the Company’s shareholders voted on a non-binding resolution to approve the compensation program for the Company’s named executive officers. The table below sets forth the voting results for this proposal:

Votes For	Votes Against	Abstentions	Broker Non-Votes
138,128,483	4,949,765	40,343	9,689,368

Approval of the RLJ Lodging Trust 2021 Equity Incentive Plan

At the Annual Meeting, the Company’s shareholders approved the 2021 Plan, as described above in Item 5.02 of this Current Report on Form 8-K. The table below sets forth the voting results for this proposal:

Votes For	Votes Against	Abstentions	Broker Non-Votes
133,590,733	9,491,788	36,070	9,689,368

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RLJ LODGING TRUST

Date: May 4, 2021	By:	/s/ Frederick D. McKalip
Frederick D. McKalip
Senior Vice President and General Counsel